EXHIBIT 23.1


              Consent of Independent Certified Public Accountants


We have issued our report dated February 21, 1997 (except for Note 10 as to which the date is April 10, 1997), accompanying the financial statements included in the Annual Report of Power Spectra, Inc. on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Power Spectra, Inc. on Form S-8.



/s/ GRANT THORNTON L.L.P.



San Jose, California
August 29, 1997